Exhibit 32

CONTINENTAL MATERIALS CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Continental Materials Corporation (the “Company”) on Form 10-K for the fiscal year ended December 29, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James G. Gidwitz, the Chairman of the Board and Chief Executive Officer of the Company, and I, Paul Ainsworth, the Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2019

By:	/s/ James G. Gidwitz
James G. Gidwitz
Chairman of the Board and
Chief Executive Officer

By:	/s/ Paul Ainsworth
Paul Ainsworth
Vice President and Chief Financial Officer

The foregoing certification accompanies the issuer’s Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated November 16, 2007.